CITADEL CINEMAS, INC.

6100 Center Drive,  Suite 900

Los Angeles, CA  90045

William D. Ellis – General Counsel

William.Ellis@readingrdi.com

Telephone:  (213) 235-2240

June 5, 2015

Via Email

Sutton Hill Capital, LLC

c/o The Decurion Corporation

120 N. Robertson Boulevard

Los Angeles, CA  90048

Attn:  James Vandever

Re:Sutton Hill Properties, LLC

Gentlemen:

Reference is made to that certain First Amended and Restated Operating Agreement of Sutton Hill Properties, LLC, a Nevada limited liability company (the “Company”), dated as of June 28, 2007, by and between Citadel Cinemas, Inc. (“Citadel”) and Sutton Hill Capital, LLC (“SHC”) (as amended by that certain First Amendment to the First Amended and Restated Operating Agreement of Sutton Hill Properties, LLC, the “Operating Agreement,” to which reference is made for capitalized terms not otherwise defined herein).

Specifically, reference is made to Section 2.5 of the Operating Agreement, which requires the consent of SHC before the Company proceeds with the redevelopment plan for the Third Avenue Property, which involves its redevelopment into a residential or hotel tower, with appropriate amenities, either individually or as part of a joint venture that would be formed with an adjoining landowner.  Please indicate your consent to this redevelopment plan -- as may be modified in the reasonable discretion of Citadel without the need for further approval of SHC -- by executing this letter where indicated below and returning it to me at your earliest convenience.

Sutton Hill Capital, LLC

Attn:  James Vandever

June 5, 2015

Thank you very much for your time and cooperation.

CITADEL CINEMAS, INC.,

a Nevada corporation

By:/s/ William D. Ellis

Name:William D. Ellis

Title:Secretary

Acknowledged and Agreed:

SUTTON HILL CAPITAL, LLC,

a New York limited liability company

By:/s/ James D. Vandever

Name:James D. Vandever

Title:Non-Member Manager